Exhibit 10.20

                           EMPLOYEE BENEFITS AGREEMENT


         This Employee Benefits Agreement (the "Agreement") is entered into as of the 1st day of August, 1997, by and between Elcom Systems, Inc. (the "Company") and Peter McAree ("Employee").


                                   WITNESSETH:

         WHEREAS, Employee is a key employee of the Company; and

         WHEREAS, the Company considers that providing Employee with certain employment benefits will operate as an incentive for Employee during the period of this Agreement, during which time Elcom International, Inc., the parent corporation of the Company (the "Parent") may undergo a change in control or ownership, or may cause a change in control or ownership of the Company; and

         WHEREAS, this Agreement is intended to provide benefits in the event of a change in control or ownership of Parent or the Company prior to January 1, 1999 (the "Expiration Date"); and

         WHEREAS, this Agreement is also intended to provide certain benefits in the event of a termination of Employee under certain circumstances prior to the Expiration Date.

         NOW THEREFORE, to induce Employee to remain productive, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Employee agree as follows:

         1.       Definitions.

          (a) "Change of Control" shall mean the occurrence of any one of the following events:

               (i) The stockholders of the Parent or the Company approve (A) a merger or consolidation of the Parent or the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Parent or the Company, as applicable, outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Parent or the Company, as applicable, or such surviving entity outstanding immediately after such merger or consolidation, or (B) a plan of complete liquidation of the Parent or the


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                    Company or an agreement for the sale or  disposition  by the
                    Parent or the Company of all or substantially all the assets of the Parent or the Company to other than the Parent or any of its subsidiaries; or

               (ii) During any period of one (1) year,  a majority  of the Board of Directors of the Parent or the Company ceases to be comprised of "Continuing Directors," which term, for purposes of this Subsection 1(a), shall mean individuals who at the beginning of any period of one (1) year (not including any period which ended prior to the date of this Agreement) constitute the Board and any new director(s) whose election by the Board or nomination for election by the Parent's or the Company's stockholders, as applicable, was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

             (iii) Any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Parent or of the Company representing fifty percent (50%) or more of the combined voting power of such entity's then outstanding securities; provided that a Change of Control shall not be deemed to occur under this clause (iii) by reason of the acquisition of securities by the Parent, the Company or an employee benefit plan (or any trust funding such a plan) maintained by the Parent or the Company.

         (b) "Severance Payments" shall mean any payment or distribution of compensation or benefits made pursuant to Section 3 of this Agreement.

         (c) "Separation Date" shall mean the date, if any, of termination of Employee's employment relationship with the Company.

         (d) "Voluntary Separation" shall mean the voluntary resignation by Employee from employment with the Company other than a voluntary resignation following either of the following two events:

                  (i)      any future reduction in Employee's base salary; or

                  (ii) a future relocation of Employee's place of employment which results in an increase of twenty-five (25)
                           miles or more in the distance from Employee's residence to Employee's place of employment.

         (e)      "Termination   With  Cause"  shall  mean  any  termination  of
                  Employee by the Company for malfeasance, insubordination, theft, fraud, embezzlement,

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

                    conviction of a felony, being under the influence of alcohol or unlawful drugs during business hours, the violation of Section 4 of this Agreement or of any other agreement with the Company, the removal of any equipment without the Company's written permission, the violation of any state or federal law, repeated tardiness without acceptable reasons therefor, and/or the failure to comply with any of the Company's written policies and procedures.

         2.       Termination of Employee.

         (a) Related to Change of Control. In the event of Employee's termination of employment with the Company within twelve (12) months following the date on which there is a Change of Control of the Parent or of the Company, subject to Section 13 hereof, the Company shall provide Employee with the Severance Payments outlined in Section 3(a)(i) and 3(b), unless the termination is a Termination With Cause or a Voluntary Separation.

         (b) Upon Certain Other Terminations. In the event that no Change of Control of the Parent or the Company has occurred and the Company terminates Employee's employment relationship prior to the Expiration Date, unless such termination is a Termination With Cause, subject to Section 13 hereof, the Company shall provide Employee with the Severance Payments outlined in
                  Section 3(a)(ii) and 3(b).

         (c) No Duplication. In no event shall Employee be entitled to receive benefits or Severance Payments under both Section 2(a) and Section 2(b) hereof.

         3.       Severance Payments.

         (a)      Compensation.

                  (i) Related to Change of Control. In the event that Employee is entitled to Severance Payments pursuant to the terms of Section 2(a), the Company shall pay Employee an amount equal to twelve (12) months base salary as of the Separation Date, without giving effect to any future reduction in base salary prior to the Separation Date, payable in accordance with the provisions of Section 13 hereof.

                  (ii) Upon Certain Other Terminations. In the event that Employee is entitled to Severance Payments pursuant to the terms of Section 2(b), the Company shall pay Employee an amount equal to twelve (12) months base salary as of the Separation Date, without giving effect to any future reduction in base salary prior to the Separation Date, payable in accordance with the provisions of Section 13 hereof.

                  (iii)    Payment  of  Compensation.   Subject  to  Section  13
                           hereof, such payments shall be made in accordance with the Company's normal payroll practices

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

                        as such practices shall be in effect from time to time, provided, however, that the Company may elect to accelerate payments required under this Section 3(a).

         (b) Employee Benefits. In the event that Employee is entitled to Severance Payments pursuant to the terms of Section 2, Employee shall be entitled to the following benefits, subject to Section 13 hereof:

                  (i)      Vacation.  Any accrued  vacation  pay due but not yet
                           taken at the Separation Date shall be paid to Employee within thirty (30) days following the Separation Date.

                 (ii) Health Benefits. If Employee participated in any health benefit plan in effect immediately prior to the Separation Date, and if Employee elects to continue participating in such plan pursuant to the terms of said plan and the Comprehensive Omnibus Budget Reconciliation Act ("COBRA"), the Company shall pay for its normal portion of the costs of Employee's participation in such plan from the Separation Date until the earlier of: (a) the date which is three months following the Separation Date; or (b) the date of Employee's eligibility in any health benefit plan offered by Employee's new employer, if any. Employee shall notify the Company in writing within thirty (30) days of any new employment.

                  (iii) Retirement and Benefit Plans. Notwithstanding anything in this Agreement to the contrary, Employee's rights in any retirement, pension, stock option or profit-sharing plans offered by the Parent or the Company shall be governed by the rules of such plans as well as by applicable law.

                  (iv) Outplacement Assistance. The Company will provide Employee up to two (2) months of employment outplacement services with a Company-selected service.

         4. Continuing Obligations. In order to induce the Company to enter into this Agreement, Employee hereby agrees that all documents, records, techniques, business secrets and other information which have come into Employee's possession from time to time during Employee's continued employment by the
Company or which may come into Employee's possession during Employee's employment hereunder, shall be deemed to be confidential and proprietary to the Company, and Employee further agrees to retain in confidence any confidential information known to Employee concerning the Company, the Parent, any subsidiary of the Parent, and their respective businesses so long as such information is not publicly disclosed. Employee further agrees to cooperate fully as requested from time to time by the Company's Board of Directors or Company Management in connection with any transaction involving the possible sale of the Parent or of the Company. Employee further agrees not to speak about a possible sale of the Parent or of the Company with or otherwise respond to requests to or from any third parties involving the possible sale of the Parent or of the Company, unless specifically

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

authorized  to do so by the  Company.  The  obligations  of Employee  under this
Section 4 shall be in addition to, and shall not limit, any other obligation of Employee to the Company with respect to the matters set forth herein or otherwise.

         5. Assignments and Transfers. Employee agrees that Employee will not assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement, nor shall Employee's rights be subject to encumbrance or the claims of creditors. Any purported assignment shall be null and void. This Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns, and the Company shall require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place, except no assumption shall be required if this Agreement is automatically assumed by operation of law. The term "the Company" as used herein shall include such successors and assigns. The term "successors and assigns" as used herein shall include a corporation or other entity acquiring at least 51% of the outstanding shares of the Company or all or substantially all of the assets and business of the Company.

         6. Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given and received when delivered, including by a national overnight courier service or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Company at:

                           Elcom Systems, Inc.
                           10 Oceana Way
                           Norwood, Massachusetts 02062
                           Attn: Chief Financial Officer

  and to Employee at:

                           Peter McAree
                           17 Blackthorne Circle
                           Hopkinton, MA  01748

or such address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         7. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

         8. At-Will Employment. At the present time, the Company and Employee have, and will continue to have, an at-will employment relationship. That is, either party can terminate the

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

employment relationship for any reason at any time. Nothing contained in this Agreement shall be interpreted to amend or alter this at-will employment relationship.

         9. Entire Agreement. The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to Employee's severance benefits and supersedes any previous or contemporaneous agreements.

         10. Amendments; Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by Employee and by a duly authorized representative of the Company other than Employee. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity.

         11. Severability; Enforcement. If any provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances shall remain in full force and effect. Notwithstanding any other provision in this Agreement to the contrary, if Employee breaches any term of this Agreement, the Company may immediately cease making Severance Payments.

         12. Arbitration. The parties agree to submit any unresolved substantial dispute arising under this Agreement to arbitration. Arbitration shall be by a single arbitrator in the Norwood, Massachusetts area experienced in the matters at issue selected by the Company and Employee in accordance with the commercial arbitration rules of the American Arbitration Association. The decision of the arbitrator shall be final and binding as to any matter submitted to arbitration under this Agreement. All costs and expenses incurred in connection with any such arbitration proceeding shall be borne by the party against whom the decision is rendered as provided by the arbitrator.

         13. Release. As a condition to and in consideration for the receipt of Severance Payments to which Employee may be entitled pursuant to Section 3 hereof, Employee agrees to execute a Release Agreement with the Company, in substantially the same form as that attached hereto as Exhibit A (the "Release Agreement"), within the 30-day period beginning 21 days after Employee's Separation Date. The Company shall not be obligated to make any Severance Payments unless and until the Company shall have received from Employee a validly executed Release Agreement that shall not have been revoked by Employee during the applicable Revocation Period as such term is defined in the Release Agreement, in compliance with applicable law. Provided that Company receives from Employee a validly executed Release Agreement which is not revoked during the applicable Revocation Period, the Company agrees to commence making any Severance Payments theretofore withheld within 30 days of the expiration of such Revocation Period.


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

         14. Expiration Date. This Agreement shall be null and void if an event which would entitle Employee to Severance Payments does not occur on or before the Expiration Date.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year set forth above.


                                           ELCOM SYSTEMS, INC.

                                           ("Company")



                                           By  /s/ Robert J. Crowell
                                           Robert J. Crowell
                                           Chairman and Chief Executive Officer



                                           By  /s/ Peter McAree
                                           Peter McAree
                                           ("Employee")


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




                                RELEASE AGREEMENT


         This Release Agreement (the "Agreement") is entered into as of the Effective Date of the Agreement stated on the signature page below, by and between Elcom Systems, Inc. (the "Company") and Peter McAree ("Employee").


                                   WITNESSETH:

         WHEREAS, Employee and the Company have entered into a Employee Benefits Agreement dated as of August 1, 1997 (the "Employee Benefits Agreement"); and

         WHEREAS, Employee is entitled to certain benefits under the Employee Benefits Agreement, pursuant to Section 13 of which payment of such benefits is made conditional upon and in consideration for Employee's valid execution of a Release Agreement, all as more completely described in the Employee Benefits Agreement. (Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Employee Benefits Agreement.)

         NOW THEREFORE, to induce the Company to make the Severance Payments pursuant to the Employee Benefits Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee agree as follows:

         1. Release. Employee does hereby, for Employee and for Employee's heirs, executors, successors and assigns, release and forever discharge the Company, Elcom International, Inc., the parent corporation of the Company ("Elcom"), and the subsidiaries, divisions and affiliated businesses of either the Company or Elcom, together with all of their officers, directors, management, representatives, employees, shareholders, agents, successors, assigns, attorneys and other affiliated persons, both known and unknown, in both their personal and agency capacities (collectively, the "Releasees"), of and from any and all claims, demands, actions or causes of action, damages, or suits at law or equity, of whatsoever kind or nature, including, but not limited to, all claims and/or demands for back pay, reinstatement, hire or re-hire, front pay, group insurance or employee benefits of whatsoever kind (except as to rights expressly provided for herein and in the Employee Benefits Agreement), claims for monies and/or expenses, any claims arising out of or relating to the cessation of Employee's employment with the Company, the sale of the stock or assets of the Company or of Elcom, any claims for failing to obtain employment at any other company or with any other person or employer, and/or demands for attorneys' fees and legal expenses that Employee has or may have by reason of any matter or thing arising out of, or in any way connected with, directly or indirectly, any act and/or omission that has occurred prior to the Effective Date of Agreement (as hereinafter defined). Employee further agrees not to directly or indirectly pursue or initiate any action or legal proceeding of any kind against the Releasees arising out of or related to the claims released in the preceding sentence of this Section 1, or the sale of the stock or assets of the Company or Elcom

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

and also waives any right to recover as a result of any such proceedings initiated on Employee's behalf. Notwithstanding the foregoing, Employee and the Company agree and acknowledge that this Release shall not apply to the obligations of the Company arising solely under this Agreement or under the Employee Benefits Agreement.

         2. ADEA. Employee recognizes and understands that, by executing this Agreement, employee shall be releasing the Releasees from any and all claims that Employee now has, or subsequently may have, under the Age Discrimination in Employment Act of 1967, 19 U.S.C. ss.ss.621 et seq., as amended (the "ADEA"), by reason of any matter or thing arising out of, or in any way connected with, directly or indirectly, any acts or omissions which have occurred prior to and including the Effective Date of this Agreement. In other words, Employee will have none of the legal rights against the aforementioned Releasees that Employee would have had otherwise under federal age discrimination law by signing this Agreement.

         3. "Consideration Period." The Company hereby notifies Employee of his right to consult with Employee's chosen legal counsel before executing this Agreement. The Company shall afford, and Employee acknowledges receiving, not less than twenty-one (21) calendar days in which to consider this Agreement to insure that Employee's execution of this Agreement is knowing and voluntary. In signing below, Employee expressly acknowledges that Employee has had at least twenty-one (21) days to consider this Agreement and that Employee's execution of same is with full knowledge of the consequences thereof and is of Employee's own free will.

         4. Revocation Period. Employee and the Company agree and recognize that, for a period of seven (7) calendar days following Employee's execution of this Agreement (the "Revocation Period"), Employee may revoke this Agreement by providing written notice revoking the same, within the Revocation Period, to Elcom Systems, Inc., 10 Oceana Way, Norwood, Massachusetts 02602, Attn: Chief Financial Officer. Such revocation of this Agreement by Employee will automatically revoke the Severance Payments provided for in the Employee
Benefits Agreement and Employee will not be entitled to any of the amounts described therein.

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



         IN WITNESS WHEREOF, Employee and the Company have executed this Agreement effective and binding as of the Effective Date.


       Date of Execution by Employee
          "Effective Date of Agreement" is          AGREED TO AND ACCEPTED BY
           the 8th calendar day after this Date       EMPLOYEE

                                                    Peter McAree

                                                    Execution witnessed by:




         Date of Execution by the Company           AGREED TO AND ACCEPTED BY
                                                     THE COMPANY

                                                    ELCOM SYSTEMS, INC.

                                                    By:
                                                    Its:

                                                    Execution witnessed by:






-------------------------------------------------------------------------------


         Date of Receipt by Employee                RECEIPT ACKNOWLEDGED BY
                                                      EMPLOYEE


                                                    Peter McAree

                                                    Receipt witnessed by:



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